Exhibit 99.1

  Frederick County Bancorp, Inc. Reports Results for the Third Quarter 2003


    FREDERICK, Md., Oct. 15 /PRNewswire-FirstCall/ -- Frederick County

Bancorp, Inc. (the "Company") (OTC Bulletin Board: FCBI), the parent company for Frederick County Bank (the "Bank"), announced today that, as of September

30, 2003, after almost two years in operation, assets stood at $122 million,

with deposits of $109 million and loans of $89 million.  Also for the quarter ended September 30, 2003 the Company recorded a net profit of $132,000, which compares very favorably to the loss of $251,000 recorded in the third quarter of 2002.  For the first nine months of 2003 the Company earned $201,000 compared to the loss of slightly over $1 million recognized during the corresponding period in 2002.

    As previously announced, the organization of the Company became effective at the close of business on September 30, 2003 through an exchange of shares of common stock of the Bank.

    Statements contained in this press release that are not historical facts are forward-looking statements, as the term is defined in the Private

Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the

Company with the Securities and Exchange Commission from time to time.



SOURCE  Frederick County Bancorp, Inc.

    -0-                             10/15/2003

    /CONTACT:  William R. Talley, Jr., Executive Vice President and Chief

Financial Officer, of Frederick County Bancorp, Inc., +1-240-529-1507/

    /Web site:  http://www.frederickcountybank.com/

    (FCBI)



CO:  Frederick County Bancorp, Inc.

ST:  Maryland

IN:  FIN OTC

SU:  ERN